Exhibit 99.1

MabVax Therapeutics Holdings, Inc. Announces the Closing of $1.3 Million Registered Direct Offering and Is Engaging an Advisory Bank to Explore Strategic Alternatives

-Lead Investor Commits to Invest Additional $1.0M Upon Approval of Various Proposals in a Special Meeting of Stockholders to be Scheduled

 SAN DIEGO, August 22, 2017 – MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, today announced the close of its securities purchase agreements with investors providing for the registered sale of approximately $1,312,500 of shares of Series J Convertible Preferred Stock, representing approximately 2,386.36 shares at a purchase price of $550 per share. The shares of preferred stock are convertible into 2,386,364 shares of the Company’s common stock, based on a fixed conversion price of $0.55 per share and a stated value of $550 per share.

The total gross proceeds of the offering of approximately $1.3 million will be used for working capital and general corporate purposes. Additionally, the lead investor committed to invest an additional $1.0 million following approval of a series of proposals in a special meeting of stockholders to be scheduled for a date on or about September 28, 2017.

The shares of Series J Convertible Preferred Stock, and the shares of common stock issuable upon conversion of the Series J Convertible Preferred Stock, were sold to the public under the Company’s shelf registration statement on Form S-3 (File No. 333-219291), initially filed with the Securities and Exchange Commission on July 14, 2017 and declared effective on July 27, 2017. The final prospectus supplement has been filed with the SEC and will form a part of the effective registration statement.

MabVax also announced that it is engaging a leading global independent investment bank to serve as a financial advisor to assist the Company in exploring and evaluating strategic options with the goal of maximizing shareholder value. The investment bank will be assisting the Company in evaluating transaction options currently being considered, which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets, merging with another company, licensing of selected technologies or a combination of selected divestitures followed by a reverse merger. MabVax does not have a defined timeline for the exploration of strategic alternatives and is not confirming that the evaluation will result in any strategic alternative being announced or consummated.  The Company does not intend to discuss or disclose further developments during this process unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate.

“We have been taking deliberate steps to identify ways to secure the necessary capital to fund the Company in order to advance our pipeline. While very challenging, we believe our financing strategy along with the opportunity to work with an investment bank that specializes in strategic transactions may provide the potential for the catalytic impact needed at this important time in the evolution of MabVax,” stated David Hansen, MabVax’s President and Chief Executive Officer. “We remain fully committed to advancing our lead product candidate, MVT-1075, a fully human antibody radioimmunotherapy (“RIT”) program in Phase 1 development for the treatment of CA19-9 positive malignancies including pancreatic, colon and lung cancers, from which we expect to report interim data by the end of this year. Moving forward, securing additional financing will enable us to further leverage our fully human antibody platform and prioritize our pipeline with the goal of addressing significant unmet medical needs for the treatment of cancer.”

The Company plans to schedule a special meeting of stockholders to be held on or about September 28, 2017, to approve (1) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two, and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set as a whole number within this range as determined by the Board of Directors; (2) the potential issuance of up to 3,400,000 shares of common stock upon conversion of Series J Preferred Stock issued to investors in the financing consummated on August 14, 2017, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on August 14, 2017; (3) the potential issuance of up to 6,500,000 shares of common stock upon conversion of Series K Preferred Stock issued to investors in the financing consummated on August 14, 2017, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on August 14, 2017; (4) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq marketplace Rule 5635(k); (5) the issuance of securities equivalent to a discount of 20% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d); and (6) the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan including authorization of the Board of Directors to pay an incentive bonus to management upon successful consummation of a transaction or series of transactions that cause a change in control of the Company.

Additionally, the Company announced that it has received a letter of notice from the Nasdaq Capital Market (the “Capital Market”) stating that as of August 15, 2017, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore no longer complies with the Nasdaq Listing Rule (the “Rule”) requiring companies to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

The decline in the Company’s stockholders’ equity was largely a result of planned expenditures related to Phase 1 clinical trials of the Company’s therapeutic antibody MVT-5873 and the PET diagnostic imaging product MVT-2163. A total of 50 patients with locally advanced or metastatic pancreatic cancer were treated with MVT-5873 or imaged with MVT-2163. The Phase 1 trial results from both studies were presented in June of 2017. Results from both trials were highly encouraging demonstrating early safety, specificity for the target and a potential efficacy signal. The lead development program, the radioimmunotherapy product MVT-1075, has just entered the clinic in a Phase 1 dose escalation safety trial. While the two earlier Phase 1 trials were completed on time and within budget, clinical expenses exceeded the capital that was raised to perform the studies.

The Nasdaq has provided the Company with 45 calendar days, or until September 30, 2017, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Rule.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction. Additional information can be found in the Company's filings with the SEC available at www.sec.gov and on the Company's website at www.mabvax.com.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Rockefeller University, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075.  For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release on announcing the closing of our registered direct offering contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's clinical trials and product development pipeline. We have no assurance that all the product development pipeline will be fully developed by the Company.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: jtc@jenenethomascommunications.com